EXHIBIT INDEX

1. Amendment No. 4 to Restated Agreement and Declaration of Trust, Amendments dated March 16, 2000 and Amendments dated April 6, 2000

2.   Advisory Agreement with Touchstone Advisors, Inc.

3. Subadvisory Agreement with Mastrapasqua & Associates, Inc. for the Growth/ Value Fund

4.   Subadvisory  Agreement  with  Mastrapasqua  &  Associates,   Inc.  for  the
     Aggressive Growth Fund

5. Subadvisory Agreement with David L. Babson & Company, Inc. for the Emerging Growth Fund

6. Subadvisory Agreement with Westfield Capital Management Company, Inc. for the Emerging Growth Fund

7. Subadvisory Agreement with Credit Suisse Asset Management LLC for the International Equity Fund

8. Subadvisory Agreement with Fort Washington Investment Advisors, Inc.for the Value Plus Fund

9. Subadvisory Agreement with Fort Washington Investment Advisors, Inc.for the Equity Fund

10. Subadvisory Agreement with Fort Washington Investment Advisors, Inc.for the Utility Fund

11. Subadvisory Agreement with Todd Investment Advisors, Inc. for the Enhanced 30 Fund

12.  Distribution Agreement with Touchstone Securities, Inc.

13.  Form of Dealer's Agreement

14.  Form of Administration Agreement

15.  Amendment to Custody Agreement with The Fifth Third Bank

16.  Accounting and Pricing Agreement

17.  Transfer Agency Agreement

18.  Consent of Ernst & Young LLP

19.  Rule 12b-1 Plans of Distribution

20.  Code of Ethics for the Trust

21.  Code of Ethics for Touchstone Securities, Inc.

22.  Code of Ethics for Touchstone Advisors, Inc.

23.  Code of Ethics for Ft. Washington Investment Advisors, Inc.